COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST PRUDENTIAL SECURITIES
BACK-TO-SCHOOL CONSUMER CONFERENCE PRESENTATION

ATLANTA, August 28, 2003 – Coca-Cola Enterprises will webcast a presentation to analysts and investors on Thursday, September 4, 2003 at 9:00 a.m. (ET). Chairman and Chief Executive Officer Lowry F. Kline and Chief Financial Officer Patrick J. Mannelly will make the presentation at the Prudential Securities Back-To-School Consumer Conference. The public can access the live webcast through the Company’s website at www.cokecce.com. A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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